UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 7th, 2019

Date of Report (Date of earliest event reported)

REGI U.S., INC.

(Exact Name of Registrant as Specified in Its Charter)

Oregon	000-23920	91-1580146
(State or Other Jurisdiction of	Commission	(I.R.S. Employer
Incorporation or Organization)	File Number	Identification No.)

7520 N. Market St. Suite 10, Spokane, WA	99217
(Address of Principal Executive Offices)	(Zip Code)

(509) 474-1040

Registrant’s telephone number, including area code

NA

(Former Name or former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 7, 2019 Paul W. Chute is appointed to the position of Chief Executive Officer and Chief Financial Officer, effective immediately. Mr. Chute has also been elected to the Board of Directors of the Company, also effective immediately.

Mr. Chute’s recent experience has been leading the challenge of a complete rebuilding of REGI U.S., Inc. and managing the development of its patented RadMax Technology as the Company’s CEO, for which he attracted and retained a team of capable and dedicated engineers, consultants, advisors and technical staff.

Mr. Chute has extensive experience in making development stage companies successful, having served as CFO, CEO and Director of both private and public companies. Mr. Chute’s strong belief in the potential of the RadMax technology has led him to come out of retirement to move REGI U.S., Inc. forward and focus on refining, testing and marketing the RadMax Technology.

Mr. Chute was appointed a director and the Chief Executive Officer of the Company on July 17, 2016. Mr. Chute also served as the President and CEO and a director of Reg Technologies Inc., Minewest Silver and Gold, Inc., and the Rand Energy Group.

Mr. Chute, temporarily stepped down from his role as CEO on April 30th, 2018, until March 27th, 2019, when he was again appointed CEO. Mr. Chute also picked up the role of CFO on September 30th, 2018, while continuing as Board Chairman.

Mr. Chute has his Bachelor of Science degree in accounting and his MBA degree. Mr. Chute also held advanced certifications as a Diplomat in the American College of Healthcare Executives and a Fellow of the Healthcare Financial Management Association.

On June 7, 2019 Paul L. Porter is appointed to the position of President and Chief Technology Officer, effective immediately. Mr. Porter has also been elected to the Board of Directors of the Company, also effective immediately.

Mr. Porter was appointed a director in August, 2013. Mr. Porter had served as our Chief Engineer prior to his appointment. Mr. Porter has extensive experience as an expert mechanical engineer in the manufacturing and designing of seals. Mr. Porter was the founder and President of JetSeal, Inc., a manufacturing engineering tool and producing design firm. JetSeal, Inc. was sold to Heico Corp. (HEI) an aerospace company in the late 1990’s when JetSeal, Inc. was under Mr. Porter’s ownership. Prior to this, he was a manufacturing manager for Parker Seal Group, a Fortune 500 Company.

Mr. Porter has an MBA from McNeese University and BS in Mechanical Engineering from Brigham Young University.

On June 7, 2019 Lynn L. Petersen is appointed to the position of Vice President for Business Development, effective immediately. Mr. Petersen has also been elected to the Board of Directors of the Company, also effective immediately.

An accomplished marketer and new product strategist, Lynn has over 30 years of leadership experience in technical sales, marketing, customer service, and business development management. He has worked with clients in the mining, industrial chemical, electronics, aerospace, and capital equipment industries. Lynn has a Master’s of Science in Economics & Agricultural Engineering and a BS in Mechanized Agriculture from South Dakota State University.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 7, 2019, REGI U.S., Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on April 23, 2019, the record date for the Annual Meeting, 108,687,307 shares of common stock of the Company were issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, the stockholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 24, 2019. Stockholders approved each of the proposals presented for a vote. The tables below set forth the number of votes cast for and against, and the number of abstentions or non-votes, for each matter voted upon by the Company’s stockholders.

1.	To elect Paul W. Chute, Paul L. Porter and Lynn L. Petersen as Directors to serve our company for the ensuing year or until their successors are elected and qualified;

	Votes Cast For		Votes Cast Against			Broker
	Number	% of Votes	Number	% of Votes	Abstain	Non-Vote
Paul W Chute	62,582,923	97.1	1,829,709	2.9	—	26,974,901
Paul L Porter	62,567,434	97.1	1,845,198	2.9	—	26,974,901
Lynn L Petersen	62,475,353	96.9	1,937,279	3.1	—	26,974,901

2.	Ratification of Fruci & Associates as independent auditors of REGI U.S., Inc. for the fiscal years ending April 30, 2019 and 2020;

	Votes Cast For		Votes Cast Against			Broker
	Number	% of Votes	Number	% of Votes	Abstain	Non-Vote
Votes Cast	79,281,862	99.7	60,454	.07	198,500	11,846,717

3.	Approve the amendment to the Articles of Incorporation to increase number of Authorized common shares from 150,000,000 to unlimited Authorized shares of common stock, with no par value;

	Votes Cast For		Votes Cast Against			Broker
	Number	% of Votes	Number	% of Votes	Abstain	Non-Vote
Votes Cast	60,034,480	93.2	4,186,808	6.5	191,344	26,974,901

4.	Approve the amendment to the Articles of Incorporation to allow for the issuance of preferred stock having no par value;

	Votes Cast For		Votes Cast Against			Broker
	Number	% of Votes	Number	% of Votes	Abstain	Non-Vote
Votes Cast	58,663,822	91.1	4,644,255	7.2	1,104,555	26,974,901

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGI U.S., Inc.

Date: June 7, 2019	By:	/s/ “Paul W. Chute”
Paul W. Chute
Chief Executive Officer